Exhibit 10.1

AMENDMENT NUMBER THREE TO THE

AMENDED AND RESTATED 2007 DIRECTOR PLAN

OF EXCO RESOURCES, INC.

This AMENDMENT NUMBER THREE TO THE AMENDED AND RESTATED 2007 DIRECTOR PLAN OF EXCO RESOURCES, INC. (this “Amendment”), dated as of December 4, 2015 (the “Effective Date”), is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. (the “Plan”).

RECITALS

WHEREAS, Section 9(b) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time by a resolution adopted by two-thirds of the Board; and

WHEREAS, the Board desires to amend the Plan to (i) replace the automatic annual grant of 5,000 shares of restricted stock to Nonemployee Directors with an automatic annual grant of shares of restricted stock with an aggregate total value equal to one hundred forty thousand dollars ($140,000) per grant to each Nonemployee Director, and (ii) provide that the first grant, which shall be made on December 10, 2015, shall be for shares of restricted stock having an aggregate total value equal to one hundred thirty-four thousand two hundred dollars ($134,200), which is equal to one hundred forty thousand dollars ($140,000) less the value as of the date of grant of the 5,000 shares of restricted stock previously received in 2015 by the Nonemployee Directors.

NOW, THEREFORE, in accordance with Article 9 of the Plan, effective as of the Effective Date, the Company hereby amends the Plan as follows:

1. Section 5(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5(a):

(a) Automatic Annual Grant of Restricted Shares to Nonemployee Directors. On December 10, 2015, each Nonemployee Director shall be granted a number of Restricted Shares having an aggregate total Fair Market Value equal to one hundred thirty-four thousand two hundred dollars ($134,200) (rounded up for fractional shares). Beginning in 2016 (and continuing annually thereafter), on the second trading day following the date of the press release containing the Company’s third quarter earnings, on a nondiscriminatory basis, each Nonemployee Director shall automatically be granted a number of Restricted Shares having an aggregate total Fair Market Value equal to one hundred forty thousand dollars ($140,000) on such trading day (rounded up for fractional shares). The Restricted Shares described in this subparagraph (a) shall vest in full and become nonforfeitable on the first anniversary of the applicable date of grant; provided, that, the December 10, 2015 grant described above shall vest in full and become nonforfeitable on December 10, 2016.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name:	William L. Boeing
Title:	Vice President, General Counsel and Secretary

Signature Page to Amendment Number Three to the

Amended and Restated 2007 Director Plan of EXCO Resources, Inc.